Exhibit 10.1

Amendment No. 2 to the
AMENDED LICENSE AGREEMENT

by and among

PRINCETON UNIVERSITY,
THE UNIVERSITY OF SOUTHERN CALIFORNIA,
THE REGENTS OF THE UNIVERSITY OF MICHIGAN

and

UNIVERSAL DISPLAY CORPORATION

Dated: January 1, 2006

The Trustees of Princeton University (“PRINCETON”), the University of Southern California (“USC”) and Universal Display Corporation (“Licensee”), having previously entered into an Amended License Agreement effective as of October 9, 1997, as subsequently amended by Amendment No. 1 on August 7, 2003 (the “Agreement”), together with the Regents of the University of Michigan (“MICHIGAN”), intending to be legally bound, do hereby mutually agree to amend the Agreement as follows:

1. MICHIGAN is hereby added as a party to the Agreement. In all places in the Agreement where USC is referenced said reference shall henceforth be deemed to include both USC and Michigan, except: (1) in the existing recitals on pages 1 and 2 of the Agreement; and (2) in sections 4.6, 4.7 and 15.1 of the Agreement; and (3) in those provisions deleted or amended below.

2. The following new recitals are hereby added to the Agreement, on page 2 following the existing recitals:

“WHEREAS, Professor Forrest became employed by the University of Michigan (“MICHIGAN”) in January 2006 and is continuing his research in the field of the Technology at that institution;

WHEREAS, LICENSEE has entered into a new Sponsored Research Agreement with USC, under which LICENSEE is continuing to support basic research in the field of the Technology under the supervision of Professor Thompson at USC and, as a subcontractor to USC, Professor Forrest at MICHIGAN (the “New Sponsored Research Agreement”); and

WHEREAS, PRINCETON and MICHIGAN have entered into an Interinstitutional Agreement, that provides for any inventions under the New Sponsored Research Agreement to be subject to this License Agreement, and further provides that PRINCETON shall manage such inventions on behalf of USC and MICHIGAN.”

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3. Paragraph 1.4 is hereby deleted in its entirety and replaced with the following:

1.4 “Patent Rights” shall mean (i) the United States and foreign patents and patent applications set forth in Appendix B attached hereto and made a part hereof; (ii) any United States and foreign patents and patent applications arising out of the Sponsored Research Agreement and/or the New Sponsored Research Agreement (including, without limitation, work performed at MICHIGAN under the subcontract with USC and/or under the Sponsored Research Agreement prior to execution of the subcontract), including inventions conceived or discovered thereunder; (iii) the United States patents and foreign patents, including utility models and patents of importation and addition, issuing from said United States and foreign patent applications, or later-filed foreign applications based upon any of said United States patents and applications; and (iv) any continuations, continuations-in-part divisions, reissues, or extensions of any of the foregoing.

4. Paragraph 1.5 is hereby deleted in its entirety and replaced with the following:

1.5 “Licensed Product(s)” shall mean any product which:

(a) is covered in whole or in part by (i) a pending claim contained in the Patent Rights in the country in which the product is made, used or sold, or (ii) a valid and unexpired claim contained in the Patent Rights in the country in which the product is made, used or sold;

(b) is manufactured by using a process which is covered in whole or in part by (i) a pending claim contained in the Patent Rights in the country in which the Licensed Process is used, or (ii) a valid and unexpired claim contained in the Patent Rights in the country in which the Licensed Process is used; or

(c) is used according to a method which is covered in whole or in part by a valid and unexpired claim contained in the Patent Rights in the country in which the method is used.

All unexpired claims of issued patents shall be considered valid unless and until a court of competent jurisdiction issues an unappealed or unappealable final order to the contrary.

5. Paragraph 1.6 is hereby deleted in its entirety and replaced with the following:

1.6 “Licensed Process(es)” shall mean a process or method which is covered in whole or in part by (i) a pending claim contained in the Patent Rights, or (ii) a valid and unexpired claim contained in the Patent Rights in the country in which the process or method is used.

6. A new paragraph 2.5 is hereby added to Article II as follows:

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2.5 MICHIGAN, USC and PRINCETON reserve the right to practice the Patent Rights arising from inventions first conceived prior to January 1, 2006, for educational purposes and for internal research (including clinical) directed by the Principal Investigators (as defined in the New Sponsored Research Agreement), including any such internal research conducted by or in collaboration with other researchers or students at these institutions, provided that such research is not funded by another commercial entity. In addition, MICHIGAN, USC and PRINCETON reserve the right to practice the Patent Rights arising from inventions first conceived after January 1, 2006, for educational purposes and for internal research (including clinical) directed by researchers or students at these institutions, provided that such research is not funded by another commercial entity, and provided further that this reservation shall not imply any expansion of the reserved right to practice the Patent Rights described in the preceding sentence.

7. Paragraphs 4.2 (b) and 4.2(c) shall not entitle MICHIGAN to any stock or warrants therefor, in LICENSEE.

8. Paragraphs 6.1 through 6.4 are hereby deleted in their entirety and replaced with the following:

6.1 LICENSEE may designate by notice to PRINCETON, or to the patent attorneys after consultation with PRINCETON, countries where applications within Patent Rights shall be filed and prosecuted, and/or issued patents within the Patent Rights shall be maintained, which may include the United States or any other country. PRINCETON shall communicate with USC and MICHIGAN pursuant to their Interinstitutional Agreement. LICENSEE agrees to pay for all reasonable and necessary out-of-pocket expenses incurred in the preparation, filing, prosecution, maintenance, renewal and continuation of Patent Rights in said designated countries, including all taxes, official fees and attorneys’ fees. The patent law firm shall be reasonably acceptable to LICENSEE, PRINCETON, USC, and MICHIGAN. PRINCETON and, as to Patent Rights arising out of the New Sponsored Research Agreement, MICHIGAN shall be clients in the relationship with such law firm and may provide instructions to such law firm regarding the scope and content of the Patent Rights, subject to the right of LICENSEE to request PRINCETON or MICHIGAN to instruct such law firm, or instruct the law firm directly after consultation with PRINCETON or MICHIGAN, to cover any additional matters as LICENSEE may reasonably desire to assure that such Patent Right covers all reasonable items of commercial interest and importance. PRINCETON and MICHIGAN will not unreasonably refuse requests of LICENSEE. PRINCETON and LICENSEE each shall receive copies of all correspondence with respect to such preparation, filing, renewal and continuation of Patent Rights, and shall consult with each other regarding all such matters and the costs associated herewith. The rights of PRINCETON, USC and MICHIGAN are subject to the Interinstitutional Agreement.

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6.2 LICENSEE may elect in writing to be released from its obligations under this Agreement for any Patent Rights in a particular country after initial patent filing costs have been paid, upon thirty days’ notice of election being given to PRINCETON, in which event it shall thereafter have no obligation to reimburse PRINCETON, USC or MICHIGAN for any subsequent expenses relating to said Patent Right in such country, nor shall LICENSEE thereafter have any further right in said Patent Right in such country.

6.3 All inventions conceived or discovered under the Sponsored Research Agreement or the New Sponsored Research Agreement, by PRINCETON, USC or MICHIGAN, or jointly by any of them, shall automatically become subject to this License Agreement. PRINCETON, USC and MICHIGAN shall use reasonable efforts to ensure that applications within the Patent Rights are promptly filed and prosecuted.

6.4 LICENSEE has the right to make of record in the Patent Office for each patent or application in the Patent Rights that it is the exclusive licensee of such rights.

9. LICENSEE hereby expressly acknowledges that Michigan is entitled to be indemnified by LICENSEE to the full extent that each of PRINCETON and USC is entitled to be so indemnified under Article 10.2 of the Agreement.

10. Paragraph 9.5 is hereby amended by adding “reasonably” prior to “possible.”

11. Paragraph 10.3 is hereby amended by substituting “LICENSEE” for “PRINCETON” where it appears in quotation marks in the seventh line of said paragraph.

12. For purposes of the Agreement, MICHIGAN’s business address and address for notices under Paragraph 14.1 shall be as follows:

Office of Technology Transfer
University of Michigan
3003 S. State Street, Suite 2071
Ann Arbor, MI 48109-1280
Attn: Director

13. The following new Section 15.2 is hereby added to the Agreement:

15.2 PRINCETON, USC, and MICHIGAN have entered into an Interinstitutional Agreement, incorporated herein by reference, whereby, inter-alia, PRINCETON shall be the manager of this License Agreement and USC shall be the manager of the New Sponsored Research Agreement, and LICENSEE shall interact with PRINCETON and USC respectively, on behalf of themselves as well as MICHIGAN, on all matters respecting those agreements.

14. Except as specifically modified by this Amendment No. 2, all of the provisions of the Agreement are hereby ratified and confirmed to be in full force and effect, and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have entered into this Amendment No. 2 effective as of the date first set forth above.

The Trustees of Princeton University		The University of Southern California

By:	/s/ John Ritter	By:	/s/ Todd Dickey

Name:	John Ritter	Name:	Todd R. Dickey

Title:	Director, OTL	Title:	Sr. V.P. Administration &

General Counsel

Date:	May 1, 2006	Date:	May 2, 2006

The Regents of the University of Michigan		Universal Display Corporation

By:	/s/ Kenneth J. Nisbet	By:	/s/ Steven V. Abramson

Name:	Kenneth J. Nisbet	Name:	Steven V. Abramson

Title:	Executive Director	Title:	President

UM Technology Transfer

Date:	April 28, 2006	Date:	May 2, 2006